EXHIBIT 21

COLGATE-PALMOLIVE COMPANY
SUBSIDIARIES OF THE REGISTRANT

Name of Company	Jurisdiction of Organization
Colgate (Guangzhou) Company Limited	China
Colgate Flavors and Fragrances, Inc.	Delaware
Colgate Holdings	United Kingdom
Colgate Oral Pharmaceuticals, Inc.	Delaware
Colgate-Palmolive (Middle East Exports) Ltd.	BVI
Colgate-Palmolive Europe Sarl	Switzerland
Colgate-Palmolive, Unipessoal, Lda.	Portugal
Colgate-Palmolive Peru S.A.	Peru
Colgate Sanxiao Company Limited	China
Colgate-Palmolive S.p.A.	Italy
Colgate-Palmolive (America), Inc.	Delaware
Colgate-Palmolive (Asia) Pte. Ltd.	Singapore
Colgate-Palmolive (Caribbean) Inc.	Delaware
Colgate-Palmolive (Central America), Inc.	Delaware
Colgate-Palmolive (Dominican Republic), Inc.	Delaware
Colgate-Palmolive (Eastern) Pte. Ltd.	Singapore
Colgate-Palmolive (China) Co. Ltd.	China
Colgate-Palmolive (H.K.) Limited	Hong Kong
Colgate-Palmolive (Hellas) S.A.I.C.	Greece
*Colgate-Palmolive (India) Limited	India
Colgate-Palmolive (Malaysia) Sdn Bhd	Malaysia
Colgate Palmolive (Marketing) Sdn Bhd	Malaysia
Colgate-Palmolive (Poland) SP. Zo.o.	Poland
Colgate-Palmolive (Proprietary) Limited	South Africa
Colgate-Palmolive (Thailand) Limited	Thailand
Colgate-Palmolive A/S	Denmark
Colgate-Palmolive AB	Sweden
Colgate-Palmolive Argentina S.A.	Argentina
Colgate-Palmolive Belgium SA/NV	Belgium
Colgate-Palmolive Canada Inc.	Canada
Colgate-Palmolive Ceska republika, s.r.o.	Czech Republic
Colgate-Palmolive S.A.	Chile
Colgate-Palmolive Cia.	Delaware
Colgate-Palmolive C.A.	Venezuela
Colgate-Palmolive Company, Distr.	Puerto Rico
Colgate-Palmolive de Puerto Rico, Inc.	Delaware
Colgate-Palmolive del Ecuador Sociedad Anonima Industrial Y Comercial	Ecuador
Colgate-Palmolive España, S.A./N.V.	Spain
Colgate-Palmolive GmbH	Germany
Colgate-Palmolive Holding S. Com p.a.	Spain
Colgate-Palmolive Inc. S.A.	Uruguay

EXHIBIT 21

Name of Company	Jurisdiction of Organization
Colgate-Palmolive Comercial Ltda.	Brazil
Colgate-Palmolive International LLC	Delaware
Colgate-Palmolive Lanka (Private) Limited	Sri Lanka
Colgate-Palmolive Limited	New Zealand
Colgate-Palmolive Manufacturing (Poland) SP. ZO.O	Poland
Colgate-Palmolive Moroc S.A.	Morocco
Colgate-Palmolive Nederland BV	Netherlands
Colgate-Palmolive Norge AS	Norway
Colgate-Palmolive Operations (Ireland) Ltd.	Ireland
Colgate-Palmolive Philippines, Inc.	Philippines
Colgate-Palmolive Pty Limited	Australia
Colgate-Palmolive Senegal S.A.	Senegal
Colgate-Palmolive Services (Belgium) S.A./N.V.	Belgium
Colgate-Palmolive Services S.A.	France
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Colgate-Palmolive (Vietnam) Limited	Vietnam
Colgate-Palmolive, S.A. de C.V.	Mexico
Cotelle S.A.	France
CPIF Venture, Inc.	Delaware
GABA Holding AG	Switzerland
*Hawley & Hazel Chemical (Taiwan) Corp. Ltd.	Taiwan
*Hawley & Hazel Chemical Company (Hong Kong) Limited	Hong Kong
*Hawley & Hazel Chemical Company (Zhong Shan) Limited	China
Hill's Pet Nutrition Asia-Pacific, Pte. Ltd.	Singapore
Hill’s Pet Nutrition Indiana, Inc.	Delaware
Hill’s Pet Nutrition Limited	United Kingdom
Hill’s Pet Nutrition Manufacturing B.V.	Netherlands
Hill’s Pet Nutrition Manufacturing, s.r.o.	Czech Republic
Hill’s Pet Nutrition Sales, Inc.	Delaware
Hill’s Pet Nutrition S.N.C.	France
Hill’s Pet Nutrition, Inc.	Delaware
Hill’s Pet Products, Inc.	Delaware
Hill’s-Colgate (Japan) Ltd.	Japan
Inmobiliara Colpal, S. de R.L. de C.V.	Mexico
Inmobiliara Hills, S.A. de C.V.	Mexico
Mission Hills, S.A. de C.V.	Mexico
Norwood International, Incorporated	Delaware
Tom's of Maine, Inc.	Maine
* Indicates a company that is not wholly owned, directly or indirectly, by Colgate-Palmolive Company.

There are a number of additional subsidiaries in the United States and foreign countries that, considered in the aggregate, do not constitute a significant subsidiary.